Exhibit 10.6.2

Robert S. Purgason Chief Operating Officer

April 13, 2012

VIA INTEROFFICE DELIVERY

James C. Johnson, Senior Vice-President

Chesapeake Energy Marketing, Inc.

6100 N. Western Ave.

Oklahoma City, OK 73118

Re: Amended and Restated Gas Gathering Agreement dated January 25, 2010 but effective February 1, 2010 (and any additional amendments thereto) (“GGA”) by and between Chesapeake Midstream Partners, L.L.C., a Delaware limited liability company (“Gatherer”), and (i) Chesapeake Energy Marketing, Inc., an Oklahoma corporation (“CEMI”), (ii) Chesapeake Operating, Inc., an Oklahoma corporation (“COl”), (iii) Chesapeake Exploration L.L.C., an Oklahoma limited liability company (“CELLC”), (iv) Chesapeake Louisiana L.P., an Oklahoma limited partnership (“CLLP”), and (v) DDJET Limited LLP, a Texas limited liability partnership (“DDJET” and together with CELLC, and CLLP, the “CHK Producers”) (CEMI, COI, and the CHK Producers are referred to herein collectively as the “Producers”)

Dear Jim:

Gatherer and Producers agree that the First Barnett Redetermination Notice is amended from a “six-month period” to a “seven-month period”. This amendment results in the First Barnett Redetermination Notice extending until April 30, 2012 instead of March 31, 2012. All capitalized terms not defined in this letter have the meaning given to them in the GGA. Please sign below to indicate Producers’ agreement to amend the First Barnett Redetermination Notice as set forth above. All other provisions of the GGA and the Agreement will remain in full force and effect.

If (1) on or before 7am (CPT) April 15, 2012, you have not sign and returned to Gatherer this letter extending the Barnett Redetermination Notice or (2) you have signed and returned this letter by 7am (CPT) on April 15, 2012, but on or before April 30, 2012 Gatherer and Producers have not entered into a written agreement signed by all parties regarding amendment to the GGA to replace redetermination with the cost of service methodology as set forth in that certain letter dated on or about January 24, 2012, which is enclosed herewith and which was previously provided to and discussed with you, then by this letter you are hereby given notice that Gatherer wishes to redetermine the Barnett Fees and this letter is the First Barnett Redetermination Notice.

Chesapeake Midstream Partners, L.P.

P.O: Box 18355 — Oklahoma City, OK 73154-0355 — 6100 N. Western Avenue — Oklahoma City, OK 73118

405.935.2757 — fax 405.849.2757 — bob.purgason@chk.com

Mr. Johnson

April 13, 2012

Sincerely,

/s/ Robert S. Purgason

Robert S. Purgason

Agreed and Acknowledged by Producers:

By CEMI for itself and as agent for COI and CHK Producers

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	President
cc:	J. Michael Stice, CEO, Chesapeake Midstream Partners, L.P.

David C. Shiels, CFO, Chesapeake Midstream Partners, L.P.

Regina Gregory, Lead Counsel, Chesapeake Midstream Partners, L.P.

Bruce Henderson, Pres. & GM, TOTAL GAS & POWER NORTH AMERICA, INC.

Daniel Sellier, VP- Finance, TOTAL E& P USA, INC.